TIMKEN

Timken Reports Second-Quarter 2020 Results

•	Posted second-quarter sales of $804 million

•	Second-quarter earnings per diluted share were $0.82 on a GAAP basis, with adjusted EPS of $1.02

•	Significant cost reduction actions delivered solid operating margins in the quarter

•	Generated strong cash from operations of $247 million and free cash flow of $223 million

•	Accelerating and expanding structural cost reduction actions in the second half of 2020

NORTH CANTON, Ohio: August 3, 2020 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and power transmission products, today reported second-quarter 2020 sales of $803.5 million, down 19.7 percent from the same period a year ago. The decline was driven by lower demand attributable to the broad economic slowdown caused by COVID-19, and unfavorable currency, partially offset by the favorable impact of acquisitions.

In the second quarter, Timken posted net income of $61.9 million or $0.82 per diluted share, versus net income of $92.5 million or $1.20 per diluted share for the same period a year ago. The year-over-year decrease was driven primarily by the impact of lower volume and related manufacturing utilization, and unfavorable currency, partially offset by lower selling, general and administrative (SG&A) expenses, favorable price/mix, and lower material and logistics costs. In the quarter, the company implemented cost reduction actions across the enterprise, including temporary compensation reductions and work furloughs, which meaningfully reduced operating expenses. Net special charges were higher versus the year-ago period, driven mainly by a pension remeasurement loss, higher restructuring charges and discrete tax expenses, partially offset by lower expenses related to acquisitions and a legal accrual.

Excluding special items, adjusted net income in the second quarter was $77.0 million or $1.02 per diluted share versus adjusted net income of $97.9 million or $1.27 per diluted share for the same period in 2019.

Net cash from operations for the second quarter was $247.4 million, up from $157.6 million in the same period a year ago, as favorable working capital and lower cash taxes more than offset the decline in net income. Free cash flow for the quarter was $222.7 million. During the second quarter, Timken paid its 392nd consecutive quarterly dividend and reduced net debt by almost $200 million compared to March 31, 2020.

“We performed very well in the quarter despite the unprecedented impact from the COVID-19 pandemic, generating strong operating margins and cash flow, and delivering solid earnings per share,” said Richard G. Kyle, Timken president and chief executive officer. “The company responded quickly to the pandemic by taking decisive actions to protect employees and other stakeholders, adapt to rapid changes in customer demand, reduce costs and bolster liquidity. The advances we have made over the past several years have transformed Timken into a more resilient and higher performing company, as evidenced by our second-quarter and year-to-date results.”

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TIMKEN

Second-Quarter 2020 Segment Results

Process Industries sales of $460.9 million decreased 9 percent from the same period a year ago. The year-over-year decrease was driven primarily by lower revenue across most sectors, along with unfavorable currency, partially offset by strong growth in renewable energy and the benefit of acquisitions.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the quarter were $126.3 million or 27.4 percent of sales, compared with EBITDA of $125.7 million or 24.8 percent of sales for the same period a year ago. The slight increase in EBITDA was driven primarily by the favorable impact of cost reductions including lower compensation expense, and lower material and logistics costs, mostly offset by the impact of lower volume and unfavorable currency.

Excluding special items detailed in the attached tables, adjusted EBITDA in the quarter was $128.8 million or 27.9 percent of sales, compared with $129.7 million or 25.6 percent of sales in the second quarter last year.

Mobile Industries sales of $342.6 million decreased 30.6 percent compared with the same period a year ago. The decline was driven primarily by lower shipments across most sectors, along with unfavorable currency, partially offset by the benefit of acquisitions.

EBITDA for the quarter was $38.8 million or 11.3 percent of sales, compared with EBITDA of $78.0 million or 15.8 percent of sales for the same period a year ago. The decrease in EBITDA reflects the impact of lower volume and related manufacturing utilization, and unfavorable currency, partially offset by the favorable impact of cost reductions including lower compensation expense, positive price/mix, lower material and logistics costs, and the positive impact of acquisitions.

Excluding special items detailed in the attached tables, adjusted EBITDA in the quarter was $42.0 million or 12.3 percent of sales, compared with $78.6 million or 15.9 percent of sales in the second quarter last year.

Balance Sheet, Cash Flow and Cost Savings Update

Timken ended the second quarter with a net debt to EBITDA ratio of 2.1 times, an improvement from 2.2 times as of March 31, 2020. The company has strong liquidity, with $416 million of cash on hand and over $400 million of availability under committed credit facilities as of June 30, 2020. Timken expects to generate strong free cash flow over the rest of the year, and will continue to reduce net debt.

Timken is accelerating and expanding structural cost reduction initiatives to both align its costs with near-term demand expectations and improve the cost structure and margins of the company longer-term. In total, cost reduction actions are expected to generate year-on-year savings of approximately $50 to $60 million in the second half of 2020.

“Timken remains well positioned to advance as a global industrial leader despite this period of heightened uncertainty,” said Kyle. “We took immediate cost reduction measures across the enterprise in the second quarter in response to the pandemic, and are implementing additional structural cost actions in the second half of the year. While the slope of the recovery and the impact from the pandemic remain uncertain, we will continue to focus on our customers and our strategy to drive strong performance and shareholder value through the business cycle.”

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Given the continued uncertainty surrounding COVID-19, the company is not providing full year 2020 sales and earnings guidance at this time.

Conference Call Information

Timken will host a conference call today at 10 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Monday, August 3, 2020
10:00 a.m. Eastern Time
Live Dial-In: 800-458-4121
or 323-794-2093
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 2Q Earnings Call

Conference Call Replay:    Replay Dial-In available through
August 17, 2020:
888-203-1112 or 719-457-0820
Replay Passcode: 9220599

Live Webcast:            http://investors.timken.com

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TIMKEN

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.8 billion in sales in 2019 and employs more than 18,000 people globally, operating from 42 countries.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance and cost reduction measures, including information under the heading “Balance Sheet, Cash Flow and Cost Savings Update," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the second quarter of 2020; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the company’s ability to maintain positive relations with unions and works councils; negative impacts to the company’s business, results of operations, financial position or liquidity as a result of COVID-19 or other epidemics and associated governmental measures such as restrictions on travel and manufacturing operations; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###

Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$803.5	$1,000.0	$1,726.9	$1,979.7
Cost of products sold	573.2	694.3	1,217.7	1,371.4
Gross Profit	230.3	305.7	509.2	608.3
Selling, general & administrative expenses	111.8	158.7	265.4	311.4
Impairment and restructuring charges	3.1	1.9	6.7	1.9
Operating Income	115.4	145.1	237.1	295.0
Non-service pension and other postretirement (expense) income	(5.3)	0.2	(1.9)	0.3
Other income (expense), net	(2.0)	1.4	2.1	4.7
Interest expense, net	(18.3)	(18.2)	(33.9)	(34.9)
Income Before Income Taxes	89.8	128.5	203.4	265.1
Provision for income taxes	28.0	33.6	57.6	74.9
Net Income	61.8	94.9	145.8	190.2
Less: Net income (loss) attributable to noncontrolling interest	(0.1)	2.4	3.2	5.8
Net Income Attributable to The Timken Company	$61.9	$92.5	$142.6	$184.4
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.82	$1.22	$1.89	$2.43

Diluted Earnings per share	$0.82	$1.20	$1.88	$2.39

Average Shares Outstanding	75,078,207	76,085,358	75,298,356	76,024,301
Average Shares Outstanding - assuming dilution	75,698,289	77,208,432	76,032,049	77,098,982

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2020	2019	2020	2019

Mobile Industries
Net sales	$342.6	$493.7	$809.3	$993.7
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$38.8	$78.0	$113.9	$157.3
EBITDA Margin (1)	11.3%	15.8%	14.1%	15.8%
Process Industries
Net sales	$460.9	$506.3	$917.6	$986.0
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$126.3	$125.7	$233.8	$253.3
EBITDA Margin (1)	27.4%	24.8%	25.5%	25.7%
Corporate earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$(6.5)	$(15.3)	$(17.6)	$(29.4)
Corporate pension and other postretirement benefit related charges (2)	(8.8)	—	(8.8)	—

Consolidated
Net sales	$803.5	$1,000.0	$1,726.9	$1,979.7
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$149.8	$188.4	$321.3	$381.2
EBITDA Margin (1)	18.6%	18.8%	18.6%	19.3%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related charges represent actuarial gains and (losses) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial gains and (losses) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$415.6	$209.5
Restricted cash	0.5	6.7
Accounts receivable, net	541.6	545.1
Unbilled receivables	126.2	129.2
Inventories, net	784.0	842.0
Other current assets	139.0	142.1
Total Current Assets	2,006.9	1,874.6
Property, plant and equipment, net	962.1	989.2
Operating lease assets	110.3	114.1
Goodwill and other intangible assets	1,727.9	1,752.2
Non-current pension assets	7.9	3.4
Non-current other postretirement benefit assets	—	36.6
Other assets	85.9	89.8
Total Assets	$4,901.0	$4,859.9
LIABILITIES
Accounts payable	$267.3	$301.7
Short-term debt, including current portion of long-term debt	61.3	82.0
Short-term operating lease liabilities	27.5	28.3
Income taxes	31.2	17.8
Accrued expenses	277.5	306.8
Total Current Liabilities	664.8	736.6
Long-term debt	1,730.1	1,648.1
Accrued pension benefits	173.3	165.1
Accrued postretirement benefits	44.9	31.8
Long-term operating lease liabilities	70.2	71.3
Other non-current liabilities	250.1	252.2
Total Liabilities	2,933.4	2,905.1
EQUITY
The Timken Company shareholders' equity	1,883.6	1,868.2
Noncontrolling Interest	84.0	86.6
Total Equity	1,967.6	1,954.8
Total Liabilities and Equity	$4,901.0	$4,859.9

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2020	2019	2020	2019
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$61.8	$94.9	$145.8	$190.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.7	41.7	84.0	81.2
Stock-based compensation expense	5.8	7.1	11.4	14.9
Pension and other postretirement expense	8.5	2.9	8.2	5.8
Pension and other postretirement benefit contributions and payments	(3.1)	(4.0)	(8.6)	(8.9)
Changes in operating assets and liabilities:
Accounts receivable	39.2	29.1	(8.4)	(35.9)
Unbilled receivables	11.3	(30.0)	3.0	(36.6)
Inventories	41.0	20.7	41.3	16.6
Accounts payable	(28.9)	(6.8)	(28.9)	13.4
Accrued expenses	39.6	12.9	5.3	(45.1)
Income taxes	16.4	(22.7)	23.8	2.4
Other, net	14.1	11.8	26.7	11.9
Net Cash Provided by Operating Activities	$247.4	$157.6	$303.6	$209.9
INVESTING ACTIVITIES
Capital expenditures	$(24.7)	$(23.0)	$(56.5)	$(39.2)
Acquisitions, net of cash received	(6.7)	(80.1)	(6.7)	(83.0)
Investments in short-term marketable securities, net	(1.8)	2.9	(1.6)	0.2
Other, net	0.1	—	0.1	2.2
Net Cash Used in Investing Activities	$(33.1)	$(100.2)	$(64.7)	$(119.8)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.0)	$(21.3)	$(43.9)	$(42.6)
Purchase of treasury shares	—	(15.3)	(42.3)	(23.6)
Proceeds from exercise of stock options	—	7.9	7.5	8.9
Payments related to tax withholding for stock-based compensation	(0.2)	(1.7)	(10.4)	(8.1)
Net proceeds (payments) from credit facilities	(125.8)	(76.4)	111.5	39.8
Net payments on long-term debt	(49.2)	(21.6)	(52.1)	(29.4)
Other, net	(1.6)	(1.9)	(1.6)	(1.9)
Net Cash Used in Financing Activities	$(197.8)	$(130.3)	$(31.3)	$(56.9)
Effect of exchange rate changes on cash	5.6	0.2	(7.7)	1.1
Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	$22.1	$(72.7)	$199.9	$34.3
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	394.0	240.1	216.2	133.1
Cash, Cash Equivalents and Restricted Cash at End of Period	$416.1	$167.4	$416.1	$167.4

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2020	EPS	2019	EPS	2020		EPS	2019	EPS
Net Income Attributable to The Timken Company	$61.9	$0.82	$92.5	$1.20	$142.6	4.80	$1.88	$184.4	$2.39

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$5.8		$2.2		$11.6			$2.2
Property loss and related expenses, net of insurance proceeds (3)	0.1		(0.2)		(2.1)			5.8
Acquisition-related charges (4)	0.9		3.1		4.2			7.9
Brazil legal matter (5)	—		3.3		—			3.3
Gain on sale of real estate (6)	—		—		—			(1.7)
Corporate pension and other postretirement benefit related charges (7)	8.8		—		8.8			—
Tax indemnification and related items	—		—		—			0.5
Noncontrolling interest of above adjustments	—		(0.3)		—			(0.2)
Provision for income taxes (8)	(0.5)		(2.7)		(3.4)			(0.1)
Total Adjustments:	15.1	0.20	5.4	0.07	19.1		0.25	17.7	0.23
Adjusted Net Income Attributable to The Timken Company	$77.0	$1.02	$97.9	$1.27	$161.7		$2.13	$202.1	$2.62

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants, (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Represents property loss and related expenses during the periods presented (net of insurance proceeds received in first quarter of 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(4) Acquisition-related charges in the second quarter of 2020 primarily related to the BEKA Lubrication ("BEKA") acquisition, including transaction costs and inventory step-up impact. Acquisition-related charges in the second quarter of 2019 primarily related to the Rollon S.p.A. ("Rollon") and The Diamond Chain Company ("Diamond Chain") acquisitions, including transaction costs and inventory step-up impact.

(5) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019.

(6) The gain on sale of real estate is related to the sale of a manufacturing facility in Pulaski, Tennessee. This amount was recorded in other income.

(7) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(8) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods, as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:

(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2020	Percentage to Net Sales	2019	Percentage to Net Sales	2020	Percentage to Net Sales	2019	Percentage to Net Sales
Net Income	$61.8	7.7%	$94.9	9.5%	$145.8	8.4%	$190.2	9.6%

Provision for income taxes	28.0		33.6		57.6		74.9
Interest expense	18.9		19.3		36.0		37.3
Interest income	(0.6)		(1.1)		(2.1)		(2.4)
Depreciation and amortization	41.7		41.7		84.0		81.2
Consolidated EBITDA	$149.8	18.6%	$188.4	18.8%	$321.3	18.6%	$381.2	19.3%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$4.6		$2.2		$9.0		$2.2
Property loss and related expenses, net of insurance proceeds (2)	0.1		(0.2)		(2.1)		5.8
Acquisition-related charges (3)	0.9		3.1		4.2		7.9
Brazil legal matter (4)	—		3.3		—		3.3
Gain on sale of real estate (5)	—		—		—		(1.7)
Corporate pension and other postretirement benefit related charges (6)	8.8		—		8.8		—
Tax indemnification and related items	—		—		—		0.5
Total Adjustments	14.4	1.8%	8.4	0.9%	19.9	1.2%	18.0	0.9%
Adjusted EBITDA	$164.2	20.4%	$196.8	19.7%	$341.2	19.8%	$399.2	20.2%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Represents property loss and related expenses during the periods presented (net of insurance proceeds received in first quarter of 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(3)  Acquisition-related charges in the second quarter of 2020 primarily related to the BEKA acquisition, including transaction costs and inventory step-up impact. Acquisition-related charges in the second quarter of 2019 primarily related to the Rollon and Diamond Chain acquisitions, including transaction costs and inventory step-up impact.

(4) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019.

(5) The gain on sale of real estate is related to the sale of a manufacturing facility in Pulaski, Tennessee. This amount was recorded in other income.

(6) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

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Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
	Three Months Ended June 30,				Six Months Ended June 30,
(Dollars in millions)	2020	Percentage to Net Sales	2019	Percentage to Net Sales	2020	Percentage to Net Sales	2019	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$38.8	11.3%	$78.0	15.8%	$113.9	14.1%	$157.3	15.8%
Impairment, restructuring and reorganization charges (1)	2.4		0.7		3.6		1.0
Gain on sale of real estate (2)	—		—		—		(1.7)
Property loss and related expenses, net of insurance proceeds (3)	0.1		(0.2)		(2.1)		5.8
Acquisition-related charges (4)	0.7		0.1		2.6		0.1
Adjusted EBITDA	$42.0	12.3%	$78.6	15.9%	$118.0	14.6%	$162.5	16.4%

Process Industries
	Three Months Ended June 30,				Six Months Ended June 30,
(Dollars in millions)	2020	Percentage to Net Sales	2019	Percentage to Net Sales	2020	Percentage to Net Sales	2019	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$126.3	27.4%	$125.7	24.8%	$233.8	25.5%	$253.3	25.7%
Impairment, restructuring and reorganization charges (1)	2.2		1.5		5.3		1.2
Acquisition-related charges (4)	0.3		2.5		1.2		6.4
Adjusted EBITDA	$128.8	27.9%	$129.7	25.6%	$240.3	26.2%	$260.9	26.5%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) The gain on sale of real estate is related to the sale of a manufacturing facility in Pulaski, Tennessee. This amount was recorded in other income.

(3)  Represents property loss and related expenses during the periods presented (net of insurance proceeds received in first quarter of 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(4) Acquisition-related charges in the second quarter of 2020 primarily related to the inventory step-up impact of the BEKA acquisition. Acquisition-related charges in the second quarter of 2019 primarily related to the inventory step-up impact of the Rollon and Diamond Chain acquisitions.

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TIMKEN

Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see below), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			June 30, 2020	December 31, 2019
Short-term debt, including current portion of long-term debt			$61.3	$82.0
Long-term debt			1,730.1	1,648.1
Total Debt			$1,791.4	$1,730.1
Less: Cash and cash equivalents			(415.6)	(209.5)
Net Debt			$1,375.8	$1,520.6

Total Equity			$1,967.6	$1,954.8

Ratio of Net Debt to Capital			41.1%	43.8%

Adjusted EBITDA for the Twelve Months Ended			$668.3	$726.3

Ratio of Net Debt to Adjusted EBITDA			2.1	2.1

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$247.4	$157.6	$303.6	$209.9
Less: capital expenditures	(24.7)	(23.0)	(56.5)	(39.2)
Free cash flow	$222.7	$134.6	$247.1	$170.7

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TIMKEN

Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as it is representative of the Company's core operations and is used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended June 30, 2020	Twelve Months Ended December 31, 2019
Net Income	$330.3	$374.7
Provision for income taxes	80.4	97.7
Interest expense	70.8	72.1
Interest income	(4.6)	(4.9)
Depreciation and amortization	163.4	160.6
Consolidated EBITDA	$640.3	$700.2
Adjustments:
Impairment, restructuring and reorganization charges (1)	$15.9	$9.1
Acquisition-related charges (2)	11.8	15.5
Brazil legal matter (3)	(1.5)	1.8
Gain on sale of real estate (4)	(2.8)	(4.5)
Corporate pension and other postretirement benefit related charges (5)	4.7	(4.1)
Property loss and related expenses, net of insurance proceeds (6)	(0.3)	7.6
Tax indemnification and related items	0.2	0.7
Total Adjustments	28.0	26.1
Adjusted EBITDA	$668.3	$726.3

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Acquisition-related charges in 2020 primarily related to the BEKA acquisition, including transaction costs and inventory step-up impact. Acquisition-related charges in 2019 primarily related to the Rollon, Diamond Chain and BEKA acquisitions, including transaction costs and inventory step-up impact.

(3) The Brazil legal matter represents expense recorded to establish a liability associated with an investigation into alleged antitrust violations in the bearing industry that was settled in the fourth quarter of 2019.

(4) The gain on sale of real estate related to the sale of a manufacturing facility in Pulaski, Tennessee during the first quarter of 2019 and disposal of land in Colmar, France during the fourth quarter of 2019. These amounts were recorded in other income.

(5) Corporate pension and other postretirement benefit related charges represent actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(6) Represents property loss and related expenses during the periods presented (net of insurance proceeds received) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

13